                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                DECEMBER 1, 2000
                Date of Report (Date of Earliest Event Reported)

                               DIODES INCORPORATED
             (Exact name of registrant as specified in its charter)

   DELAWARE                         1-5740                     95-2039518
   (State or other         (Commission File Number)         (I.R.S. Employer
   jurisdiction of                                        Identification Number)
   Incorporation)

                            3050 EAST HILLCREST DRIVE
                       WESTLAKE VILLAGE, CALIFORNIA 91362
               (Address of principal executive offices) (Zip Code)

                                 (805) 446-4800
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

General

              On December 1, 2000, the Company purchased all the outstanding capital stock of FabTech, Inc., a Delaware corporation ("FabTech"), pursuant to a Stock Purchase Agreement dated as of November 28, 2000, among the Company, FabTech and Lite-On Power Semiconductor Corporation, a Taiwan corporation ("LPSC").

              Since 1996, FabTech has operated a 5-inch silicon wafer foundry specializing in Schottky products and formerly owned by AT&T. LPSC, which owns approximately 38% of the Company's outstanding Common Stock, is a member of The Lite-On Group, a consortium of Taiwan-based manufacturers of power semiconductors, computer peripherals and communications products.

Strategy

              The acquisition of FabTech is a key element in the Company's strategy of becoming a vertically integrated manufacturer and supplier of discrete semiconductors. The Company believes that FabTech's wafer foundry and research and development capacity will contribute significantly to the Company's goal to develop higher-margin, proprietary products in the areas of miniaturization, integrated discretes and chip-scale discretes. This expanded product development capacity, together with the Company's manufacturing facilities in China and superior customer service, is intended to enable the Company to become a total solution provider for its customers. FabTech will continue to provide wafers for use in the Company's internal manufacturing processes at Diodes-China, as well as to sell wafers to trade customers.

FabTech

              FabTech has 210 employees, including eight senior engineers. FabTech's manufacturing facility, located in Lee's Summit, Missouri, consists of approximately 110,000 square feet, including a 16,000 square foot clean room, 70,000 square feet of manufacturing equipment and offices, and 40,000 square feet of storage and mechanical area, leased from a third party. The term of the lease is ten years, commencing on July 1, 1999. The annual base rent is approximately $1,400,000, subject to a one percent (1%) annual increase. In addition, FabTech must pay certain operating costs of the facility.

Terms

              The purchase price consists of approximately $6 million in cash and an earnout of up to $30 million if FabTech meets specified earnings targets over a four-year period. In addition, FabTech is obligated to repay an aggregate of approximately $19 million, consisting of (i) approximately $13.6 million payable, together with interest at LIBOR plus 1%, to LPSC through March 31, 2002, (ii) approximately $2.6 million payable, together with interest at LIBOR plus 1.1%, to the Company through February 28, 2001 and (iii) approximately $3.0 million payable to a financial institution, which amount was repaid on December 4, 2000 with the proceeds of a capital contribution by the Company.

              FabTech has entered into a Volume Purchase Agreement dated as of October 25, 2000 with LPSC pursuant to which LPSC is obligated to purchase from FabTech, and FabTech is obligated to manufacture and sell to LPSC, a specified number of Schottky wafers. In addition, LPSC is obligated to purchase from FabTech at least 90% of the total number of such wafers purchased by LPSC from all sources, provided that FabTech is competitive in pricing and quality.

              FabTech has entered into management incentive agreements and severance agreements with its two officers pursuant to which they may be entitled to (i) bonuses if FabTech meets specified earnings targets over a four-year period and (ii) severance payments if they are terminated without "cause" (as defined).

              FabTech has also entered into management incentive agreements with certain of its key employees, pursuant to which they may be entitled to bonuses if FabTech meets specified earnings targets over a four-year period.


Fairness Opinion

              The Board of Directors of the Company unanimously approved the acquisition of the outstanding capital stock of FabTech. In reaching its decision to approve the acquisition, the Board of Directors considered the following factors, among others:

       - The unanimous recommendation by a committee consisting of all independent directors that the Board of Directors approve the transaction; and

       - The opinion of Duff & Phelps, LLP, dated November 28, 2000, that the consideration to be paid by the Company in the proposed transaction is fair to the Company and its stockholders from a financial point of view.

Amendment to Credit Facility

              On December 1, 2000, the Company amended its credit facility with Union Bank of California. The amended credit facility provides for (i) a term loan of $10 million for financing the acquisition of FabTech, (ii) a working capital line of up to $9.0 million and (iii) term commitment notes of up to approximately $7.6 million for equipment financing. Interest on outstanding borrowings under the credit facility accrues at LIBOR plus 1.5%. The term loan facility is payable interest only until December 4, 2001 and then is payable in 36 equal monthly installments. The working capital facility is payable interest only until June 30, 2002 when it is payable in full. The term commitment notes repayment schedules range between 15 to 51 monthly installments. The credit facility is guaranteed by all domestic subsidiaries of the Company and is secured by all domestic assets of the Company and its subsidiaries. The credit facility is subject to certain restrictive covenants, including a provision that the Company maintain a specified ratio of senior funded debt to EBITDA and a minimum fixed charge coverage ratio.

              The foregoing description of the acquisition by the Company of the outstanding capital stock of FabTech and the Company's amended credit facility with Union Bank of California does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, the opinion of Duff & Phelps, LLP and the Credit Agreement, which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein in their entirety.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

              (a) Financial Statements: The financial statements required by this item will be filed by amendment not later than 60 days after the date this report on Form 8-K must be filed.

              (b) Pro Forma Financial Information: The pro forma financial information required by this item will be filed by amendment not later than 60 days after the date this report on Form 8-K must be filed.

              (c)    Exhibits

              10.30+ Stock Purchase Agreement dated as of November 28, 2000, among Diodes Incorporated, FabTech, Inc. and Lite-On Power Semiconductor Corporation.

              10.31+ Volume Purchase Agreement dated as of October 25, 2000, between FabTech, Inc. and Lite-On Power Semiconductor Corporation.

              10.32+ Credit Agreement dated as of December 1, 2000, between
                     Diodes Incorporated and Union Bank of California.

              10.33+ Subordination Agreement dated as of December 1, 2000, by
                     Lite-On Power Semiconductor Corporation in favor of Union Bank of California.

              10.34 Subordinated Promissory Note in the principal amount of $13,549,000 made by FabTech, Inc. payable to Lite-On Power Semiconductor Corporation.

              99.17  Opinion of Duff & Phelps, LLP dated November 28, 2000.

              99.18 Press Release: Diodes, Inc. Announces Successful Completion of FabTech Acquisition



   + All schedules and exhibits have been omitted. Any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 14, 2000                   DIODES INCORPORATED

                                            By /s/ Carl Wertz
                                            CARL WERTZ
                                            Chief Financial Officer